Exhibit 10.2

THIS NOTE AND THE SHARES OF CAPITAL STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

CLENE INC.

AMENDED & RESTATED

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

Principal Amount: US $[______]	Date: August [__], 2025

CLENE INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to [______] or his, her or its permitted assigns or successors (the “Holder”), the original principal amount of $[______] (the “Principal Amount”), without demand, on the Maturity Date (as hereinafter defined), together with any accrued and unpaid interest due thereon.

This Amended & Restated Convertible Promissory Note (this “Note”) renews, amends, restates, modifies and supersedes in its entirety that certain Senior Secured Convertible Promissory Note, dated as of December 20, 2024 (the “Original Issuance Date”) by and between Company and Holder (the “Original Note”), and the outstanding balance of principal, interest, and other charges due under the Original Note shall now be evidenced by and payable pursuant to this Note. Execution and delivery of this Note is not intended and should not be construed (i) as a repayment or discharge of any amount of outstanding principal and interest due under the Original Note, or (ii) as a novation or release of the obligations of the Company or the extinguishment of the indebtedness under the Original Note. The indebtedness evidenced by the Original Note will continue to be evidenced by this Note.

This Note shall bear interest at a fixed rate of 12% per annum, beginning on the Issue Date. Interest shall be computed based on a 360-day year of twelve 30-day months and shall be payable monthly in arrears; provided that, beginning on August 1, 2025 such interest shall be paid-in-kind by adding the amount of such accrued interest in such month to the principal balance of this Note (whereupon it shall bear interest in the same manner as all other outstanding principal hereunder) (all such amounts of interest accrued since August 1, 2025 pursuant to this paragraph, whether or not added to the principal balance of this Note, the “Accrued Interest”). Except as set forth in Section 3.1, payment of all principal and interest due shall be in such coin or currency of the United States of America as shall be legal tender for the payment of public and private debts at the time of payment.

This Note is a convertible promissory note referred to in that certain Note Purchase Agreement dated as of December 17, 2024, as amended from time to time (the “Note Purchase Agreement”), or series of like agreements, among the Company and the subscribers named therein, pursuant to which the Company is seeking to raise an aggregate of up to $10,000,000. By acceptance hereof, the Holder acknowledges and agrees that this Note is one of a series of Senior Secured Convertible Promissory Notes of similar tenor issued by the Company pursuant to the Note Purchase Agreement (collectively, the “Related Notes”).

1.    DEFINITIONS.

1.1    Definitions. The terms defined in this Section 1 whenever used in this Note shall have the respective meanings hereinafter specified.

“Applicable Laws” means any and all applicable foreign, federal, state and local statutes, laws, regulations, ordinances, policies, and rules or common law (whether now existing or hereafter enacted or promulgated), of any and all governmental authorities, agencies, departments, commissions, boards, courts, or instrumentalities of the United States, any state of the United States, any other nation, or any political subdivision of the United States, any state of the United States or any other nation, and all applicable judicial and administrative, regulatory or judicial decrees, judgments and orders, including common law rules and determinations.

“Change in Control” means a merger or consolidation of the Company with or into any other entity in which the stockholders of the Company immediately prior to the merger or consolidation do not own more than 50% of the outstanding voting power (assuming conversion of all convertible securities and the exercise of all outstanding options and warrants) of the surviving entity or the sale, lease, licensing, transfer or other disposition of all or substantially all the assets of the Company; provided, however, that any new issuance of capital stock of the Company to one or more third parties for the sole purpose of providing new funding for the Company or solely in connection with a public offering of the Company’s stock shall not constitute a Change in Control.

“Conversion Date” shall have the meaning set forth in Section 3.1.

“Event of Default” shall have the meaning set forth in Section 6.1.

“Issue Date” means the issue date stated above.

“Maturity Date” shall mean the earlier of (i) the date that is 18 months following [ ], 2025 and (ii) a Change in Control.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

“Securities Act” means the United States Securities Act of 1933, as amended.

2.    GENERAL PROVISIONS.

2.1    Loss, Theft, Destruction of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount dated as of the date hereof. This Note shall be held and owned upon the express condition that the provisions of this Section 2.1 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Note and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

2.2    Principal Repayment. Beginning on the 13-month anniversary of [ ], 2025 and continuing on each monthly anniversary thereafter until the Maturity Date, the Company shall be obligated to repay $1.0 million in aggregate principal repayments on each such month, which principal repayments shall (i) be made pro rata to the Holder of this Note and any Related Note and (ii) be applied first, pro rata to the Principal Amount and any Accrued Interest that was added to the principal, and second, to the Principal Amount.

2.3    Prepayment. The Company shall have the option to prepay all amounts outstanding under the Note (which must include, for the avoidance of doubt, accrued interest) at any time without penalty; provided that (i) the Company provide at least 30 days’ written notice to the holder of such prepayment, and (ii) the Company pays the total amount outstanding in full.

2.4    Security. The amounts payable under this Note shall be secured by the Collateral (as defined in the Note Purchase Agreement).

2.5    Seniority. So long as any amount remains outstanding under this Note, the Company shall not incur any new indebtedness senior or pari passu to the Note.

2.6    Change in Control, Liquidation. In the event of a Change in Control or any bankruptcy, liquidation or other restructuring process, the Holder may, at its option, (i) convert, as set forth in Section 3 below, up to 65% of the Outstanding Balance (as defined below) into Common Stock, (ii) receive a total return, paid in cash, equal to 115% of the Outstanding Balance, or (iii) any combination thereof, prior to such monetization event, before any security or claim junior to the Note shall receive any proceeds from any such monetization event.

3.    CONVERSION OF NOTE.

3.1    Conversion.

(a)    Optional Conversion. Subject to the applicable provisions of this Section 3.1, at any time, at the sole election of the Holder, up to (x) 65% of the outstanding Principal Amount and (y) 65% of the outstanding Accrued Interest (collectively, the outstanding Principal Amount and the outstanding Accrued Interest, the “Outstanding Balance”) may be converted into that number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) equal to: (i) first, the Accrued Interest amount divided by $[ ], and (ii) second, the amount of the outstanding Principal Amount elected by the Holder to be converted divided by $5.668 (such amounts in clauses (i) and (ii) above, collectively, the “Conversion Amount”): in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock. Notwithstanding the foregoing, in the event that the holder of a Related Note declines to convert its pro rata share of the Outstanding Balance, the holder may convert an additional amount; provided that in no event will the Outstanding Balance converted among all Related Notes exceed 65% of the Outstanding Balance of all Related Notes.

(b)    Conversion Mechanics. To convert any Conversion Amount into shares of the Common Stock (in either case, the “Conversion Shares”), the Holder shall deliver to the Company at its principal office, or at such other office as the Company may designate (i) the notice of conversion attached as Exhibit A hereto (the “Notice of Conversion”), duly executed by the Holder and (ii) this Note (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction) (together, the “Conversion Materials”). As soon as practicable after the date that the Company receives the Conversion Materials, or a later date, if selected by the Holder in the Notice of Conversion (the “Conversion Date”), the Company, at its expense, shall cause to be issued in the name of and delivered to the Holder (x) written confirmation that the Conversion Shares have been issued in the name of the Holder, and (y) a new Note of like tenor representing the Outstanding Balance not converted by the Holder. The Person or Persons entitled to receive the shares of the Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of the Common Stock on the Conversion Date.

(c)    Trading Market Regulation.  Notwithstanding anything to the contrary, the Company shall not issue any Conversion Shares upon conversion of this Note, or otherwise, and the Holder may only convert an amount of the Outstanding Balance, such that the total cumulative number of Conversion Shares and all shares issued upon the conversion of the Related Notes and the exercise of all warrants issued to holders of the Related Notes shall not exceed the aggregate number of Conversion Shares that the Company may issue in a transaction in compliance with the Company’s obligations under the rules or regulations of the Nasdaq Stock Market (“Nasdaq”), except that such limitation shall not apply to the extent that the Company (i) obtains the approval of its stockholders for such issuance as required by the applicable rules of Nasdaq for issuances of shares in excess of such amount or (ii) an exception pursuant to Nasdaq Rule 5635(f) has been obtained by the Company.

3.2    Delivery of Securities Upon Conversion.

(a)    Within five (5) business days of the Company’s receipt of all the Conversion Materials, the Company shall deliver or cause to be delivered to the Holder, written confirmation that the Conversion Shares have been issued in the name of the Holder.

(b)    Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Conversion Shares so issued upon such conversion shall be validly issued, fully paid and nonassessable.

3.3    Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon conversion of this Note. If any conversion of this Note would create a fractional share or a right to acquire a fractional share, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the conversion prices or round to the nearest whole share number.

4.    STATUS; RESTRICTIONS ON TRANSFER.

4.1    Status of Note. This Note is a direct, general and unconditional obligation of the Company, and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. This Note does not confer upon the Holder any right to vote or to consent or to receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to conversion hereof into Conversion Shares.

4.2    Restrictions on Transferability. This Note and any Conversion Shares issued with respect to this Note, have not been registered under the Securities Act, or under any state securities or so-called “blue sky laws,” and may not be offered, sold, transferred, hypothecated or otherwise assigned except (a) pursuant to a registration statement with respect to such securities which is effective under the Securities Act of 1933, as amended (the “Act”) or (b) upon receipt from counsel satisfactory to the Company of an opinion, which opinion is satisfactory in form and substance to the Company, to the effect that such securities may be offered, sold, transferred, hypothecated or otherwise assigned (i) pursuant to an available exemption from registration under the Act and (ii) in accordance with all applicable state securities and so-called “blue sky laws.” If Holder has entered into the Registration Rights Agreement (as defined in the Note Purchase Agreement) and the Company has not filed with the Securities and Exchange Commission a registration statement on or prior to the 90th calendar day following the Issuance Date (as defined in the Note Purchase Agreement), covering the resale of any Conversion Shares, then such opinion will be provided at the expense of the Company. The Holder agrees to be bound by such restrictions on transfer. The Holder further consents that the certificates representing the Conversion Shares that may be issued with respect to this Note may bear a restrictive legend to such effect.

5.    COVENANTS. In addition to the other covenants and agreements of the Company set forth in this Note, the Company covenants and agrees that so long as this Note shall be outstanding:

5.1    Payment of Note. The Company will punctually, according to the terms hereof, pay or cause to be paid all amounts due under this Note.

5.2    Notice of Default. If any one or more events occur which constitute or which, with the giving of notice or the lapse of time or both, would constitute an Event of Default or if the Holder shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Company will forthwith give notice to the Holder, specifying the nature and status of the Event of Default or other event or of such demand or action, as the case may be.

5.3    Compliance with Laws. The Company will comply in all material respects with all Applicable Laws, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

5.4    Use of Proceeds. The Company shall use the proceeds of this Note first to satisfy all of the Company’s obligations pursuant to that certain Loan and Security Agreement between the Company and Avenue Venture Opportunities Fund, L.P., as amended, and then for general working capital purposes.

6.    REMEDIES.

6.1    Events of Default. “Event of Default” wherever used herein means any one of the following events:

(a)    The Company shall fail to issue and deliver the Conversion Shares in accordance with Section 3;

(b)    Default in the due and punctual payment of the principal of, or any other amount owing in respect of (including interest), this Note when and as the same shall become due and payable and the continuance of such default for a period of ten (10) business days after there has been given to the Company by the Holder a written notice specifying such default and requiring it to be remedied;

(c)    Default in the performance or observance of any covenant or agreement of the Company in this Note (other than a covenant or agreement a default in the performance of which is specifically provided for elsewhere in this Section 6.1) or the Note Purchase Agreement, and the continuance of such default for a period of ten (10) business days after there has been given to the Company by the Holder a written notice specifying such default and requiring it to be remedied;

(d)    The failure of the Company to maintain a minimum balance of $2.0 million in unrestricted cash;

(e)    The entry of a decree or order by a court having jurisdiction adjudging the Company as bankrupt or insolvent; or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 calendar days;

(f)    The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors;

(g)    The Company seeks the appointment of a statutory manager or proposes in writing or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or any group or class thereof or files a petition for suspension of payments or other relief of debtors or a moratorium or statutory management is agreed or declared in respect of or affecting all or any material part of the indebtedness of the Company;

(h)    The failure of the Company to comply with Section 3 of the Note Purchase Agreement; or

(i)    It becomes unlawful for the Company to perform or comply with its obligations under this Note.

6.2    Effects of Default. If an Event of Default occurs and is continuing, then and in every such case the holders of Related Notes whose aggregate principal amount represents a majority of the outstanding principal amount of all then-outstanding Related Notes (the “Requisite Holders”) may declare the Related Notes to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Company shall pay to the holders an amount equal to the product of (i) the outstanding principal amount of the Related Notes plus all accrued and unpaid interest through the date the Related Notes are paid in full, and (ii) 10% on all such outstanding amounts (such amount, the “Default Amount”).

6.3    Remedies Not Waived; Exercise of Remedies. No course of dealing between the Company and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder. No failure or delay by the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law. By acceptance hereof, the Holder acknowledges and agrees that upon the occurrence and during the continuance of any Event of Default, the Requisite Holders shall have the right to act on behalf of the holders of all Related Notes in exercising and enforcing all rights and remedies available to all of such holders under the Related Notes, including, without limitation, foreclosure of the Collateral (as defined in the Note Purchase Agreement) and collection of the Default Amount. By acceptance hereof, the Holder agrees not to independently exercise any such right or remedy without the consent of the Requisite Holders.

7.    MISCELLANEOUS.

7.1    Severability. If any provision of this Note shall be held to be invalid or unenforceable, in whole or in part, neither the validity nor the enforceability of the remainder hereof shall in any way be affected.

7.2    Notice. Where this Note provides for notice of any event, such notice shall be given (unless otherwise herein expressly provided) in writing and either (a) delivered personally, (b) sent by certified, registered or express mail, postage prepaid or (c) sent by electronic transmission, and shall be deemed given when so delivered personally, sent by electronic transmission or mailed. Notices shall be addressed, if to Holder, to its address or e-mail address as provided in the Note Purchase Agreement or, if to the Company, to its principal office.

7.3    Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction).

7.4    Forum. Each of the Holder and the Company hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the Holder and the Company irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each of the Holder and the Company irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

7.5    Headings. The headings of the Articles and Sections of this Note are inserted for convenience only and do not constitute a part of this Note.

7.6    Amendments. This Note may be amended or waived only with the written consent of the Company and the Requisite Holders. Any such amendment or waiver shall be binding on all holders of the Notes, even if they do not execute such consent, amendment or waiver.

7.7    No Recourse Against Others. The obligations of the Company under this Note are solely obligations of the Company and no officer, employee or stockholder shall be liable for any failure by the Company to pay amounts on this Note when due or perform any other obligation.

7.8    Assignment; Binding Effect. This Note may be assigned by the Company without the prior written consent of the Holder. This Note shall be binding upon and inure to the benefit of both parties hereto and their respective permitted successors and assigns.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer on the date hereinabove written.

CLENE INC.

By:
Name:
Title:
Accepted and Agreed:

[______]

By:
Name:
Title: